Exhibit 10.2

PROMISSORY NOTE

U.S. $24,043,000.00	December 3, 2009

FOR VALUE RECEIVED, the undersigned, ARLINGTON PARK RACECOURSE, LLC, an Illinois limited liability company (“Maker”), hereby promises to pay to the order of THE DUCHOSSOIS GROUP, INC., an Illinois corporation (“Payee”, which term shall also include any successors and assigns of The Duchossois Group, Inc. and any subsequent holder of this Promissory Note (as it may be hereafter amended, supplemented or modified from time to time, the “Note”)) the principal amount of Twenty Four Million Forty Three Thousand AND NO/100 DOLLARS ($24,043,000.00) (the “Principal Amount”), until paid as set forth in this Note. The Principal Amount shall not bear interest.

Maker shall pay in full to Payee the entire outstanding balance of the Principal Amount on May 15, 2010 (the “Maturity Date”), as well as other sums then due and owing to Payee under this Note.

All payments on account of the Principal Amount, including the indebtedness evidenced by this Note, shall be applied first to any unpaid costs (including, without limitation, reasonable attorneys fees) due hereunder and the remainder to the outstanding principal balance of the Principal Amount.

If default shall occur in the payment, when due, of the Principal Amount and continue for five (5) days after written notice from Payee to Maker (an “Event of Default”), then, to the extent permitted by law, the Maker shall pay to Payee, along with any other amounts due hereunder, a late penalty equal to five percent (5%) of the then late amounts.

Maker hereby waives presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of Maker.

Any notice, demand, request or other communication desired to be given or required pursuant to the terms hereof shall be in writing and shall be delivered by personal service or sent by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth in the Purchase Agreement or to such other address as the parties hereto may designate in writing from time to time.

This Note shall be governed by and construed in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date and year first written above.

ARLINGTON PARK RACECOURSE, LLC, an Illinois limited liability company

By:	/s/ R.A. Arnold
Name:	R.A. Arnold
Title:	President Arlington Park